EXHIBIT 10(vi)

                              CONSULTING AGREEMENT


     This agreement is made and effective as of this 1st day of February 2001 by and between Donald W. Kirk, an individual residing in Canada ("Consultant") and Trimol Group, Inc., a Delaware corporation (the "Company") (the "Agreement").

     WHEREAS, the Company desires to engage Consultant to perform certain research and development services ("Services"); and,

     WHEREAS, Consultant desires to perform said Services for the Company, pursuant to the terms and conditions stated herein:

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1. Services to be Performed. The Company desires that Consultant perform, and Consultant agrees to perform, certain research and development services for the Company in connection with the development and commercialization of the Company's aluminum-air fuel cell technology. The Consultant's position will be that Chief Scientific Advisor and such title and position supercedes all previous titles, positions or responsibilities.

2. Consultant's Performance. All services to be performed by Consultant shall be of the highest professional standard and shall be performed to the Company's reasonable satisfaction.

3. Status. Consultant agrees that it will perform its obligations under this Agreement as an independent contractor of the Company, and not that of an officer or employee, and will make no representations contradicting this status. Consultant acknowledges that any and all arrangements or agreements that Consultant may negotiate for the Company, shall be subject to acceptance only by the Company and to be evidenced by execution by an authorized officer for the Company. Consultant does not have authority to bind the Company either by oral or written agreement.

4. Compensation. As the sole form of compensation in consideration of the services to be rendered by Consultant to the Company hereunder, the Company shall pay to Consultant a monthly consulting fee of $2,750 U.S., payable monthly in arrears, and shall grant Consultant an option to purchase up to 250,000 shares of the Company's common stock at an exercise price of $0.50 pursuant to the Company's 2001 Omnibus Plan.

5. Term. The term of this Agreement shall commence as of February 1, 2001 and will continue for a period of two (2) years. Thereafter, this Agreement

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     can be renewed upon the mutual consent of both parties.

6. Confidentiality. During the term of this Agreement, and thereafter in perpetuity, Consultant shall not, without prior written consent of the Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information relating to its aluminum-air fuel cell technology as well as, but not limited to, consumer lists, business plans, marketing plans, financial information, technology specifications, designs, drawings, specifications, models, prototypes, software, source codes and object codes. Confidential Information shall not include any information that: (a) is disclosed by Company without restriction or; (b) becomes publicly available through no act of Consultant.

7. Termination. This Agreement may be terminated by either party for Cause (as that term is defined below). In the event that this Agreement is terminated for Cause, then Company's obligations to Consultant shall be limited to the compensation earned up to the date of Consultant's termination for Cause.

     (a)  Definition of Cause. "Cause" shall mean:

          (i) any action by either party which constitutes dishonesty relating to the other party, a willful violation of law (other than traffic offenses and similar minor offenses) or a fraud against a party;

          (ii) Consultant is charged by indictment for, is convicted of or pleads guilty to a felony or other crime;

          (iii) misappropriation of Company's funds or assets by Consultant for his personal gain;

          (iv) failure by either party to perform their respective duties and responsibilities to the other party in a competent manner;

          (v) any material violation by either party of any covenant contained in this Agreement, including covenants related to confidentiality; and

          (vi) any other willful misconduct which materially injures the other party.

8. Federal, State and Local Payroll Taxes. Company will not withhold or pay on behalf of Consultant or any of his employees: (a) federal, state or local
     income  taxes;   or  (b)  any  other  payroll  tax  of  any  kind,  in  any jurisdiction. In accordance with the terms of this Agreement and the understanding of the parties herein, Consultant shall not be treated as an employee with respect to the services to be performed hereunder for any federal, state or local tax purposes.


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

9. Notice to Consultant Regarding Tax Liability. Consultant understands that he is responsible to pay his income tax in accordance with applicable federal, state and local law.

10.  Worker's  Compensation  Insurance.   Since  Consultant  is  engaged  as  an
     independent consultant and is not an employee of the Company, Company will not obtain worker's compensation insurance for Consultant.

11. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Final Agreement. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supercedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both parties.

13. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

14. Restrictions on Assignment. Consultant may not assign or otherwise transfer his rights or delegate its obligations created hereunder to any third party without the prior written consent of the Company. Notwithstanding the foregoing, this Agreement shall bind and inure to the benefit of the successors and assigns of the parties.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of this 1st day of February 2001.


                                            TRIMOL GROUP, INC.



                                            By: /s/  Alexander M. Gordin
                                                     Alexander M. Gordin
                                                     President & CEO



                                                /s/  Donald W. Kirk
                                                     Donald W. Kirk


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